                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                            Clusone Acquisition Corp.
              -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1)    Title of each class of securities to which transaction applies:

               --------------------------------------------------------------
         2)    Aggregate number of securities to which transaction applies:

               --------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

               --------------------------------------------------------------
         4)    Proposed maximum aggregate value of transaction:

               --------------------------------------------------------------
         5)    Total Fee Paid:

               --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                  1)       Amount Previously Paid:

                  --------------------------------------------------------------
                  2)       Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------
                  3)       Filing Party:

                  --------------------------------------------------------------
                  4)       Dated Filed:

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

                            CLUSONE ACQUISITION CORP.
                            1495 RIDGEVIEW DRIVE #220
                                  RENO, NEVADA
                                  775-827-6300

                         -------------------------------

              NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

January 28, 2002

To the Stockholders of Clusone Acquisition Corp.:

         The attached Information Statement is being delivered by Clusone Acquisition Corp. in connection with the approval by our stockholders of an amendment to our certificate of incorporation to change our corporate name to "Literary Playpen, Inc." The Information Statement is first being provided to stockholders on or about February 11, 2002. We anticipate that the amendment to our certificate of incorporation will become effective on or after February 28, 2002.

         On January 24, 2002, our board of directors approved a resolution authorizing us to file the amendment to our certificate of incorporation with the Delaware Secretary of State. On January 25, 2002, the holders of a majority of the outstanding shares of our common stock entitled to vote thereon executed a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware approving and adopting the amendment to our certificate of incorporation.

         This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of
Section 228 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes in greater detail the proposed changes to our certificate of incorporation.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Thank you for your continued interest in and support of Clusone Acquisition Corp.

                                              By Order of the Board of Directors


                                              /S/ Michael J. Morrison
                                              -----------------------
                                              Michael J. Morrison, Secretary

                                                                PRELIMINARY COPY
                                                                ----------------
                            CLUSONE ACQUISITION CORP.
                            1495 RIDGEVIEW DRIVE #220
                                  RENO, NEVADA
                                  775-827-6300

                              --------------------

                              INFORMATION STATEMENT

                              --------------------


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being provided on or about February 11, 2002 to all stockholders of record of Clusone Acquisition Corp., a Delaware corporation, as of the close of business on February 4, 2002. It is being furnished in connection with the adoption of an amendment to our certificate of incorporation by written consent of the holders of a majority of the outstanding shares of common stock. We anticipate that the amendment will become effective on or after February 28, 2002. A copy of the Amendment is attached to this document as Exhibit A.

         On January 24, 2002, our board of directors adopted resolutions proposing and declaring advisable an amendment to our certificate of incorporation to give effect to a change of our name to "Literary Playpen, Inc."

         On January 25, 2002, the amendment was adopted by the written consent of holders of a majority of the issued and outstanding shares of our common stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware. Our board of directors decided to obtain the written consent of holders of a majority of the outstanding common stock entitled to vote on the amendment in order to eliminate the cost and delay involved in holding a special meeting of our stockholders and in order to amend our certificate of incorporation in a timely manner.

         The record date for purposes of determining the stockholders entitled to vote and to whom this Information Statement is sent is January 25, 2002. As of the record date, we had 2,500,000 shares of common stock issued and outstanding and entitled to vote on the amendment, with each share of common stock entitled to one vote. There are no shares of our preferred stock outstanding. The holders of 2,000,000 shares of the issued and outstanding common stock, representing approximately 80% of the votes entitled to be cast with regard to the amendment, approved the amendment by written consent.

         Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendment may not be effected until at least 20 calendar days after this Information Statement is sent or given to our stockholders. We anticipate that the amendment will become effective on or after February 28, 2002 upon filing with the Delaware Secretary of State.

         There will not be a meeting of stockholders and none is required under the Delaware General Corporation Law because this action has been approved by written consent of the holders of a majority of the outstanding shares of our voting common stock. Under Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of corporate action without a meeting to our stockholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

NAME CHANGE TO LITERARY PLAYPEN, INC.

         Our board of directors and the stockholders holding a majority of the voting power of our common stock have approved the change of our corporate name from "Clusone Acquisition Corp." to "Literary Playpen, Inc.", by means of an amendment to our certificate of incorporation. The corporate name change will become effective upon the filing of an amendment to our certificate of incorporation with the Delaware Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth (20th) day following the providing of this Information Statement to our stockholders.

         Our board of directors believes that changing our corporate name is in the best interest of the corporation and our shareholders. We recently acquired Literary Playpen, Inc. and the business of Literary Playpen, Inc. will represent our principal line of business. We believe that it was in the best interest of the company to change our corporate name to a name that was more identifiable with the business of Literary Playpen, Inc.,

         The voting and other rights that accompany our securities will not be affected by the change in our corporate name. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of our common stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send us or our transfer agent your existing stock certificates.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment of the certificate of incorporation under the Delaware General Corporation law. We have obtained this approval through the written consent of stockholders owning a majority of the outstanding voting shares of our common stock. Therefore, a meeting to approve the name change and the amendment to the certificate of incorporation is unnecessary and will not take place for this purpose. A copy of the amendment is attached to this Information Statement as Exhibit A.

ABSENCE OF DISSENTERS' RIGHTS

         No dissenters' or appraisal rights are available to our stockholders under the Delaware General Corporation Law in connection with the amendment.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information with respect to beneficial ownership of our stock as of January 25, 2002 by:

         o persons known by us to be the beneficial owners of more than five percent of our issued and outstanding common stock;

         o        each of our executive officers and directors; and

         o        all of our officers and directors as a group.

NAME AND ADDRESS OF BENEFICIAL OWNER      NUMBER OF SHARES (1)  PERCENT OF CLASS
----------------------------------------- --------------------  ----------------

Sidney Sheldon (1)                              529,596                21.2%

Jesse Sackman (1)                               529,228                 21.2%

Paul Sackman (1)                                352,941                 14.1%

Roberto Crawford (1)                            352,941                 14.1%

Michael J. Morrison (1)                         235,294                  9.4%

Gary Bryant (2)                                 139,000                  5.6%

Danilo Cacciamatta (2)                          139,000                  5.6%

Templemore Partners                             139,000                  5.6%
-----------------------------------------
All officers and directors as a group         1,117,463                 44.7%
(3 persons)

-----------------------------------------
(1)      Address is 1495 Ridgeview Drive #220, Reno, Nevada 89509
(2)      Address is 2600 Michelson Drive #490, Irvine, California 92612

CHANGES IN CONTROL OF REGISTRANT.

         On January 30, 2002, the Registrant entered into a Securities Purchase Agreement and Plan of Reorganization ("Agreement"), whereby it agreed to issue 3,000,000 shares of its restricted Common Stock, par value $.001, in exchange for 100% of the total outstanding shares of L1 Systems, Inc., a Nevada corporation engaged in the literary games software development business. All conditions and terms of the Agreement were satisfied, and the transaction closed on February 11, 2002. The 3,000,0000 shares represent direct and beneficial ownership of 54.55% of Registrant's total shares outstanding, post-acquisition. The Registrant's current shareholders will retain a total of 2,500,000 shares of Common Stock, which is currently outstanding (representing 45.45% of Registrant's total shares outstanding, post-acquisition).

         In connection with this transaction, the Registrant's Directors have resigned and appointed four (4) new directors: Jesse Sackman, Paul Sackman, Roberto Crawford and Michael J. Morrison. The Directors also appointed new officers: Jesse Sackman, C.E.O.; Paul Sackman, President; Michael J. Morrison, Secretary; and Roberto Crawford, Chief Financial Officer and Treasurer.

         Subsequently, Paul Sackman resigned as a director and officer and accepted appointment to the newly-formed Advisory Board. Also appointed to the Advisory Board was Sidney Sheldon. Mr. Jesse Sackman has been appointed as President of the Registrant and remains as C.E.O.

         Michael Morrison, a director, Secretary and shareholder of registrant, is the sole officer and director and a shareholder of L1 Systems, Inc. In addition, Messrs. Paul Sackman, Jesse Sackman, Roberto Crawford, who are officers, directors and shareholders of the registrant, were also shareholders of L1 Systems, Inc. Also, Sidney Sheldon, a shareholder of the registrant, was a shareholder of L1 Systems, Inc.

         None of the officers, directors or shareholders of the registrant or L1 Systems, Inc. have any relationship or affiliation to each other, directly or indirectly, except Jesse Sackman and Paul Sackman are brothers.

         No funds, loans or pledges of any kind were involved in the transaction. This was a stock-for-stock transaction.

         There are no arrangements, known to the Registrant, the operation of which may, at a subsequent date, result in a change in control of Registrant.

         The principle used to determine the amount of consideration issued was the negotiated fair market value of the securities. There is no material relationship between or among any of the officers, directors, affiliates and shareholders of Great Northern Health, Inc., or their respective associates, and the officers, directors, affiliates and shareholders of Registrant, or their respective associates.

         However, none of the 3,000,000 shares issued in the above described transaction were issued or outstanding on the record date applicable to this proxy and are not eligible to vote under this proxy.

         Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                                  CLUSONE ACQUISITION CORP.


                                                  By: /s/ Michael J. Morrison
                                                  ------------------------------
                                                  Michael J. Morrison, Secretary
Reno, Nevada
February 28, 2002

                                                                       EXHIBIT A


                                STATE of DELAWARE
                           CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION


FIRST: That at a meeting of the Board of Directors of CLUSINE ACQUISITION CORP. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation for consideration thereof.
The resolution setting forth the proposed amendment as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows:
" THE NAME OF THE CORPORATION IS LITERARY PLAYPEN, INC."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.




                                    BY:  /S/ Michael J Morrison
                                         ----------------------
                                           (Authorized Officer)
                                    NAME: Michael J. Morrison
                                          Secretary